EUROTRONICS HOLDINGS INCORPORATED

                         470 East 3900 South, Suite 205
                           Salt Lake City, Utah 84107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Eurotronics Holdings Incorporated:

         You are cordially invited to attend the annual meeting of the shareholders (the "Annual Meeting") of Eurotronics Holdings Incorporated (the "Company") to be held at the offices of the Company, 470 East 3900 South, Suite 205, Salt Lake City, Utah 84107 on ___________. The purpose of the Annual Meeting is to consider and vote on the following proposals, all as more fully described in the accompanying Information Statement:

         A. To approve an Amended Agreement for the Exchange of Stock executed by and between the Company, InterConnect West, Inc., a Utah corporation ("InterConnect"), InterConnect's sole shareholder, the Company's former president and Canton Financial Services Corporation.

         B.       To   authorize   the   Company  to  amend  its   Articles   of
                  Incorporation by changing the Company's name to "Access Market Square, Inc."

         C. To approve a 1-for-2 reverse stock split of the Company's issued and outstanding common stock.

         D. To reelect Mark Tolman, Nick Nickerson and Fred Muehlmann as members of the Company's board of directors.

         The board of directors has fixed the close of business on ____________ as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such shareholders will be available for inspection at the time and place of the meeting.


                                            By Order of the Board of Directors


                                             /s/ Mark Tolman
                                             ---------------------
                                             Mark Tolman
                                             President

April 7, 1997

                       EUROTRONICS HOLDINGS INCORPORATED
                         470 East 3900 South, Suite 205
                           Salt Lake City, Utah 84107

                        PRELIMINARY INFORMATION STATEMENT

I.  VOTING SECURITIES, VOTING RIGHTS AND RECORD DATE

         This Information Statement is being furnished on behalf of the board of directors of Eurotronics Holdings Incorporated, a Utah corporation with principal offices at 470 East 3900 South, Suite 205, Salt Lake City, Utah 84107 (the "Company"). The Company's telephone number is 801-281-0888. This Information Statement is being provided in connection with the annual meeting of shareholders to be held at the Company's principal offices on ________ at 10:00 A.M. Mountain Standard Time (the "Annual Meeting").

         At the Annual Meeting, the shareholders will consider and vote upon the following corporate proposals:

         A. The approval and adoption of the Amended Agreement for the Exchange of Stock executed by and among the Company, InterConnect West, Inc., a Utah corporation ("InterConnect"), InterConnect's sole shareholder, the Company's former president and Canton Financial Services Corporation whereby the Company will acquire InterConnect as a wholly-owned subsidiary in exchange for the Company's issuance of Common Stock and other consideration described below.

         B.       The   proposed   amendment  of  the   Company's   Articles  of
                  Incorporation changing the Company's name to "Access Market Square, Inc."

         C. The proposed 1-for-2 reverse stock split of the Company's issued and outstanding Common Stock.

         D. The reelection of Mark Tolman, Nick Nickerson and Fred Muehlmann as members of the Company's board of directors.

For more information on each of the actions approved by the shareholders, see "Matters to be Considered at the Annual Meeting" below.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Company is sending this Information Statement to all shareholders of record as of ___________ ("Record Shareholders") and will begin mailing these materials on _________. There are currently 4,520,336 shares of the Company's common stock, par value $0.0001 ("Common Stock"). The Common Stock represents the only securities of the Company with voting rights. Each share of Common Stock is entitled to one vote at the Annual Meeting. Shareholders are not entitled to any cumulative voting rights with respect to the election of directors. No state law appraisal or other dissenter rights arise from these corporate actions.

II.  MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

  A.  Acquisition of InterConnect West

         On July 16, 1996, the Company executed an Agreement for the Exchange of Stock with InterConnect and InterConnect's sole shareholder, Mark Tolman. The Agreement was made effective July 30, 1996. On February 11, 1997, the Company executed an Amended Agreement for the Exchange of Stock which superseded the July 16, 1996 agreement between the parties (the Amended Agreement for the Exchange of Stock shall hereinafter be referred to as the "Agreement"). Pursuant to the Agreement and subject to shareholder approval, the Company will acquire 100% of InterConnect's outstanding capital stock, making InterConnect its wholly-owned subsidiary. The acquisition was structured as a tax-free exchange of stock under the Internal Revenue Code of 1986, as amended.

         InterConnect is the developer of Access Market Square, an electronic shopping mall on the World Wide Web. InterConnect designs web pages, known as storefronts, for businesses interested in advertising and marketing their products and services via the Internet. Through Access Market Square, Internet users can browse through a business entity's catalog and place orders electronically. Hundreds of businesses currently have storefronts on Access Market Square and those storefronts are visited over 60,000 times daily. The median cost for a storefront on Access Market Square is approximately $2,500 per year. InterConnect's principal offices are located at 470 East 3900 South, Suite 205, Salt Lake City, Utah 84107. InterConnect's telephone number is 801-281-0888.

         In exchange for the acquisition of InterConnect, the Company agreed to issue shares of Common Stock to James Tilton, Canton Financial Services Corporation, a Nevada corporation ("CFSC"), and Mark Tolman. Mr. Tilton, the Company's former president and director, will receive 15,000 shares of Common Stock. The shares to be issued to Mr. Tilton under the Agreement are consideration for services rendered by Mr. Tilton in the negotiation of the Agreement. The resale of these shares is restricted pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933 (the "Act").

         CFSC, who served as a financial consultant to the Company from April 1995 to March 1997, will be issued shares of Common Stock as a finder's fee for introducing the Company to InterConnect and for financial services CFSC rendered to the Company in connection with the Agreement. CFSC will receive 316,620 shares of Common Stock. The Company is obligated to register all shares to be issued to CFSC pursuant to an appropriate registration statement under the Act. The 316,620 shares of Common Stock are to be issued as follows: (1) 79,155 shares shall be issued as soon after the execution of the Agreement as is practicable; (2) 79,155 shares shall be issued within 90 days of the execution of the Agreement; (3) 79,155 shares shall be issued within 180 days of the execution of the Agreement; and (4) 79,155 shares shall be issued within 270 days of the execution of the Agreement. CFSC shall also receive a $100,000 cash payment within 90 days of the execution of the Agreement.

         Finally, the Company will issue to Mark Tolman 2.3 million shares of Common Stock, all of which shall be restricted pursuant to Rule 144. Mr. Tolman, the sole shareholder of InterConnect, shall receive these shares as consideration for his transfer of 100% of InterConnect's capital stock to the Company. After the Agreement is effective, Mr. Tolman will own a controlling interest in the Company's outstanding stock. Mr. Tolman was appointed as the Company's president and director in connection with the Company's pending acquisition of InterConnect.

         On July 16, 1996, the day the Company executed the predecessor to the Agreement, it also released a public announcement of the Agreement's consummation and its key terms. The high and low sale prices of the Company's Common Stock on the day preceding this announcement, as quoted on the Over-the-Counter Bulletin Board under the symbol "EUHI," were $0.63 and $0.13 respectively. On February 10, 1997, the day preceding the execution of the Amended Agreement, the high and low sale prices of the Company's Common Stock were $0.81 and $0.66 respectively.

         There are 4,520,336 shares of Common Stock currently issued and outstanding. This number of shares will be reduced by approximately one-half as a result of the reverse stock split described below. The Company will issue an additional 2,626,620 shares under the Agreement, which shares will not be affected by the reverse split. Accordingly, the ownership interest of the Company's current shareholders will be reduced to approximately 46% of the total Common Stock issued and outstanding after the Agreement.

         There are no state regulatory requirements that must be complied with prior to the transaction becoming effective. Accordingly, the acquisition of InterConnect will be effective once approved by a majority of the Company's shareholders.

  B.  Amendment to Company's Articles of Incorporation Effecting Name Change

         The Company does not have any current operations of its own. However, through InterConnect and subject to shareholder approval, the Company will focus its operations on Internet-related marketing services. For more information on these operations see "Management's Plan of Operation" in the accompanying Annual Report to Shareholders. The Company's board of directors has recommended that the Company change its name from Eurotronics Holdings Incorporated to Access Market Square, Inc. to reflect the Company's indirect ownership of Access Market Square, an existing electronic shopping mall (subject to shareholder approval). The change will allow the Company to capitalize on the name recognition associated with Access Market Square.

         To officially change the name of the Company from Eurotronics Holdings Incorporated to Access Market Square, Inc., the Company must amend its Articles of Incorporation. To effect this amendment, the Company must obtain the approval of shareholders holding a majority of the Company's Common Stock.

  C.  1-for-2 Reverse Stock Split

         By resolution effective February 11, 1997, the Company's board of directors recommended that the Company effect a 1-for-2 reverse stock split of the Company's issued and outstanding Common Stock. The reverse split will decrease the number of issued and outstanding shares of Common Stock to one-half (50%) of its level prior to the reverse split. For every two shares of Common
Stock now owned, the Company's shareholders shall receive one share of post-reverse Common Stock. All fractional shares that result from the reverse split shall be rounded up to one whole share. The number of shares which the Company is authorized to issue (200,000,000) shall not change as a result of the reverse split. Therefore, the number of shares of Common Stock that remain authorized but unissued after the reverse split shall increase from the number of shares authorized but unissued prior to the reverse split. No tax consequences shall result from the reverse split.

         The shares to be issued to James Tilton, Canton Financial Services Corporation and Mark Tolman under the proposed InterConnect West Agreement shall be issued subsequent to the reverse stock split. Accordingly, the shares that each is entitled to receive shall not be reduced from the figures which appear in Subsection A above.

         The board of directors recommended the reverse stock split because they believed that the number of issued and outstanding shares of Common Stock was disproportionately large compared to the Company's revenue, net income and net worth. The reverse stock split will increase the authorized number of shares of Common Stock which the Company has available to issue. Any such future issuances of stock would dilute the ownership interest of the Company's current shareholders.

         The  reverse  stock  split  shall  be  effective   upon  receiving  the
affirmative vote of shareholders holding a majority of the Company's outstanding Common Stock.

  D.  Election of Directors

         The Company underwent a change of control as a result of the July 16, 1996 agreement initially executed by the Company, InterConnect, and Mark Tolman. On July 17, 1996, the Company's board of directors appointed Mark Tolman as a director of the Company, Pat Gallegos as the Company's vice president and director, and Michael Brodsky as the Company's secretary-treasurer and director. James Tilton, who was the Company's only officer and director prior to these appointments, then resigned from his positions as president and director. Mr. Tilton resigned for personal reasons without any disagreements with the Company or its management. Upon the resignation of Mr. Tilton, the remaining directors appointed Mark Tolman as the Company's president. The appointment of Mr. Tolman was based on his familiarity with InterConnect's operations and the controlling interest in the Company he will receive when the agreement with InterConnect becomes effective. On March 26, 1997, both Pat Gallegos and Michael Brodsky resigned as officers and directors of the Company. On March 28, 1997, the Company's board of directors appointed Nick Nickerson as the Company's vice president and director. On April 4, 1997, the Company's board of directors appointed Fred Muehlmann as the Company's secretary-treasurer and director.

         One of the proposals to be discussed and voted upon at the Annual Meeting is the election of the Company's board of directors. Each of the nominees listed below is currently serving as a director of the Company and each has indicated his willingness to serve if reelected. Provided a quorum is present at the Annual Meeting, the affirmative vote of a majority of shares represented at the Annual Meeting is necessary to elect each director. Shareholders are not entitled to cumulate their votes for the election of directors.

         Mark Tolman, age 44, was appointed as the Company's president and director on July 17, 1996. Mr. Tolman founded InterConnect in early 1994, and currently serves as its president, chief executive officer and chairman of the board. Prior to his affiliation with InterConnect, Mr. Tolman was the manager of management information systems for Evans and Sutherland Computer Corporation. Mr. Tolman spent 14 years with Evans and Sutherland.

         As described above, Mr. Tolman will receive 2.3 million shares of the Company's Common Stock in exchange for his transfer to the Company of all of the outstanding capital stock of InterConnect West, Inc. The transaction is subject to shareholder approval. Based upon the $0.53 closing price of the Common Stock on the date the agreement was executed, the Company has valued the transaction at $1,219,000. There is, however, no market for restricted shares of the Company's Common Stock. Accordingly, the value of the Common Stock received by Mr. Tolman is likely to be significantly less than the dollar figure appearing above. Mr. Tolman does not currently own any shares of the Company's Common Stock.

         Nick Nickerson, age 44, was appointed as the Company's vice president and director on March 28, 1997. Mr. Nickerson also serves as the director of information technology operations for Parametric Technology Corp., a company that supplies software tools used to automate the mechanical development of a product its conceptual design through its release into manufacturing. During the past five years, Mr. Nickerson has also been the director of systems and data for the Park City Group and division operations manager for Evans and Sutherland Computer Corporation.

         Fred Muehlmann, age 45, was appointed as the Company's secretary-treasurer and director on April 4, 1997. Mr. Muehlmann is also employed by PacifiCorp, an energy company consiting of Utah Power, Pacific Power, Pacific Telecom and smaller gas, coal and financial companies. Mr. Muehlmann has been employed with PacifiCorp for 17 years in capacities ranging from senior programmer to senior systems analyst. Mr. Muehlmann has also served as a consultant to other various companies involved in computer related fields.

         Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company is not aware of any officer, director or beneficial owner of more than ten percent of the Company's Common Stock who failed to file, on a timely basis, reports required under Section 16(a) of the Securities Exchange Act of 1934 except as follows. A-Z Professional Consultants, Inc. failed to file a Form 3 upon becoming a 10% owner of the Company's Common Stock. BRIA Communications Corporation failed to file a Form 3 upon becoming a 10% owner of the Company's Common Stock The board of directors of the Company does not have any standing audit, nominating, or compensation committees or any other committees performing similar functions. During the 1996 fiscal year, the Company did not hold any meetings of its board of directors.

III.  COMPENSATION TABLE

         The Company has not established any compensation structure for its executive officers or directors. Nor have any stock options or stock appreciation rights ("SARs") regarding the Company's Common Stock ever been granted to or exercised by any executive officer of the Company. The compensation table below discloses the number and value of restricted shares of Common Stock that will be issued to James Tilton as a result of services rendered by Mr. Tilton under the Agreement with InterConnect.

                                                  Number of Restricted Shares of
  Name and Position         Dollar Value           Common Stock to be Issued
    James Tilton               $5,485*                       15,000
Former President and CEO

_____________________________
* The dollar value appearing above was determined by taking the number of restricted shares received by Mr. Tilton pursuant to the Agreement and multiplying them by the closing price of the Company's Common Stock on the date of the Agreement. The closing price for the Company's Common Stock on February 11, 1997 was $0.53. There is, however, no market for restricted shares of the Company's Common Stock and the numbers above therefore may not reflect the actual value of the shares received by Mr. Tilton.

IV.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the ownership of Common Stock as of March 31, 1997 and is based upon the 4,520,336 shares of Common Stock outstanding on that date. The table discloses each entity known to the Company to be the beneficial owner of more than 5 percent of the issued and outstanding Common Stock and the stock holdings of all the Company's directors and officers. None of the Company's current officers or directors own any Common Stock. However, as disclosed above, Mark Tolman will be issued 2.3 million shares of Common Stock (approximately 47% of the total shares then to be issued and outstanding) if and when the Agreement with InterConnect is approved by the Company's shareholders. None of the other officers or directors will receive any Common Stock as a result of the Agreement. Additionally, Canton Financial Services Corporation will receive 316,620 shares of Common Stock (which will give CFSC ownership of approximately 9.5% of the total shares issued and outstanding) as consideration for services rendered, once the Agreement is effective.

                  Name and Address              Amount and Nature of    Percent
Title of Class    of Beneficial Owner           Beneficial Ownership    of class

Common Stock      A-Z Professional Consultants, Inc.    824,129            18.2%
                  268 West 400 South, Suite 300
                  Salt Lake City, UT 84101

Common Stock      BRIA Communications Corporation       566,038            12.5%
                  268 West 400 South, Suite 300
                  Salt Lake City, Utah 84101

Common Stock      Canton Financial Services Corporation  298,507            6.6%
                  268 West 400 South, Suite 300
                  Salt Lake City, Utah 84101

Common Stock      Richard Surber                          418,600           9.3%
                  268 West 400 South, Suite 300
                  Salt Lake City, Utah 84101



                                            By order of the board of directors,

                                                            /s/ Mark A. Tolman
                                                         ----------------------
                                                       Mark A. Tolman, President
Salt Lake City, Utah
April 7, 1997

                                   APPENDIX A


                         TO THE INFORMATION STATEMENT OF

                        EUROTRONICS HOLDINGS INCORPORATED


                   ANNUAL REPORT AS REQUIRED BY RULE 14C-3(1)

                     OF THE EXCHANGE ACT OF 1934, AS AMENDED

BUSINESS OF ISSUER

         The Company was originally incorporated on July 7, 1982 as Hamilton Exploration Co., Inc. to engage in the investigation, acquisition, exploration, development and mining of mineral properties. These activities were pursued by the Company until December 1989 at which time the Company ceased all active operations. From December 1989 to December 1995 the Company did not engage in operations of any type. In December 1995, the Company executed an Agreement and Plan of Exchange (the "Exchange Agreement") with Eurotronics International Incorporated, a Nevada corporation ("EII"). Pursuant to the Exchange Agreement, the Company acquired EII as a wholly-owned subsidiary. Through EII, the Company was to design computer software systems. Pursuant to this acquisition, the Company assumed its current name, Eurotronics Holdings Incorporated.

         On May 8, 1996, the Company, EII and the shareholders of EII executed a Rescission of Agreement and Release of All Claims (the "Rescission Agreement"). The Rescission Agreement was made effective as of December 20, 1995, thereby unwinding the acquisition of EII from the beginning. Under the Rescission Agreement, the Company returned all shares of stock in EII that it had acquired from EII's shareholders. The shareholders of EII were required to return all shares of the Company's Common Stock that they had acquired pursuant to the Exchange Agreement. Both the Company and EII also mutually agreed to release the other from any and all claims they may have had against the other stemming from the Exchange Agreement. The decision to rescind the Exchange Agreement was reached because EII had not been able to obtain audited financial statements as required by the Exchange Agreement and neither the Company nor EII had the financial resources to continue to wait for these documents.

         As discussed in "Section II - Actions Taken Pursuant to Written Consent" of the Information Statement and subject to shareholder approval, the Company will acquire all shares of InterConnect pursuant to the February 11, 1997 Agreement. The Company does not currently have any operations of its own. However, through InterConnect, the Company would operate an electronic shopping mall on the World Wide Web. Known as Access Market Square, InterConnect's electronic mall allows businesses to promote and sell their products over the Internet. InterConnect designs and programs individual web pages, known as storefronts, for its clients. A storefront is the equivalent of an electronic catalog, containing information and advertising related to the vendor's products.
Access Market Square's web address is http://www.icw.com.

         InterConnect currently employs five individuals, including two programmers and a sales representative. InterConnect's sales representative seeks out potential clients for its storefronts through a combination of cold calls and leads generated through general advertising. Once a client is retained, InterConnect's programmers design a storefront based on the client's specifications. Currently, most of InterConnect's customers are located in the Rocky Mountain region. However, the Company is attempting to implement a marketing plan which will greatly increase the size and geographic scope of InterConnect's operations. See "Management's Plan of Operation" below. InterConnect also intends to increase the size of its current professional staff as its client base expands.

         The market for Internet mall service providers is very competitive. InterConnect's competitors are comprised mostly of small firms who offer services and prices similar to those of InterConnect. However, several large and well established companies, such as IBM and Microsoft, have begun to enter this market. InterConnect competes in this industry based on its status, reputation and longevity. Access Market Square is one of the oldest Internet malls in existence, and in the Company's opinion is relatively well-known. Accordingly, it experiences a large amount of traffic from Internet users. InterConnect is able to market this exposure opportunity to potential clients.

         Neither the Company nor InterConnect currently owns any real property, and neither has any plans to acquire any real property.

MANAGEMENT'S PLAN OF OPERATION

         As discussed in "Section II - Actions Taken Pursuant to Written Consent" of the Information Statement and subject to shareholder approval, the Company will acquire all shares of InterConnect pursuant to the February 11, 1997 Agreement. The Company will hold an annual meeting of shareholders at which the Agreement will be discussed and submitted to shareholder ballot. If the Agreement is approved, the Company will conduct all of its operations through InterConnect. The Company has no other operations, and has not recorded any revenue from operations during the last two fiscal years. An understanding of the Company's financial condition is therefore not possible without reference to the operations and financial condition of InterConnect. Accordingly, even though the Agreement with InterConnect is not yet effective, the following discussion will treat the Agreement as if it were effective for purposes of discussing the Company's plan of operation.

         Assuming the Company's shareholders approve the Agreement, the Company's focus will be to increase InterConnect's revenues by expanding InterConnect's operations. Pursuant to this objective, the Company will attempt to implement an aggressive marketing plan. Beginning in 1997, InterConnect intends to hire two sales professionals to augment its current staff of five. If hired, these employees will be responsible for making sales calls to targeted businesses. They will also receive incoming sales calls from leads generated by Access Market Square's printed and online advertising. The Company also intends to hire a marketing professional to work with pricing, advertising, product definition and other key marketing tenets.

         To complement its anticipated future telemarketing, the Company intends to employ a direct mailing campaign. This will consist of postage cards to be disseminated to approximately 20,000 individuals per month. This advertising will be targeted to individuals who seek programming and graphic art work in connection with the development of a personal web page. The goal of this direct mail marketing plan is to generate leads for the sale of Access Market Square storefronts. The Company is also planning to conduct a series of seminars to be held throughout North America during the next fiscal year. The goal of the seminars is two-fold. First, the Company will conduct face to face marketing of its storefronts to business entities suitable to market products and services via Access Market Square. Second, the Company will market business opportunities to individuals interested in selling Access Market Square storefronts on behalf of InterConnect. InterConnect has been involved in these seminars in the past and found them very lucrative.

         The Company hopes to implement this marketing plan as a means of increasing InterConnect's revenues and market penetration. The Company has estimated the annual cost of this new marketing plan at approximately $1,408,000. This amount greatly exceeds the $67,825 in expenses which InterConnect recorded on its most recent audited financial statements, and will therefore put increased strain on InterConnect's liquidity. However, the Company believes that such expenditures will result in revenues for InterConnect that greatly exceed its previous revenues. Therefore, the Company has estimated that much of the cash flow necessary to implement the marketing plan can be generated through revenues. These estimates are based on a business plan formulated by the Company's management. The Company is currently investigating additional methods of potential financing, including a potential future private offering of debt securities and/or a public or private offering of its Common Stock. The Company can provide no assurances that InterConnect's revenues will be sufficient to cover its marketing costs or that other means of raising capital will be available to InterConnect.

         If the Agreement is approved by a majority of the Company's shareholders, the Company anticipates spending an additional $50,000 on computer equipment and Internet connection fees to improve its current facilities. The Company believes that these capital expenditures are necessary for InterConnect to maintain its current service level in light of anticipated increases in the scope of InterConnect's operations. Management believes that the cash needed for this equipment can also be generated through InterConnect's revenues or through an offering of the Company's securities.

         If the Agreement is not ultimately approved, the Company will likely resume its quest for a suitable merger or acquisition candidate. Since the Company does not have any current sources of revenue, it is likely that any future merger or acquisition would involve the Company issuing shares of its Common Stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock began trading on the OTC Bulletin Board on November 15, 1995 under the symbol "HMLD." In December 1995, the symbol changed to EUHI to reflect the change in the Company's name. The table set forth below lists the range of high and low bids of the Company's Common Stock as reported by NASDAQ for each quarter subsequent to the time trading commenced on November 15, 1995 through March 31, 1997. The prices in the table reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

   Calendar Year       Quarter                          High           Low
   1995                Fourth (partial period)         .4375           .25
   1996                First                             .75           .25
                       Second                            .75           .13
                       Third                            1.31           .13
                       Fourth                           1.31           .28
   1997                First                            1.37           .38


         As of March 31, 1997, there were approximately 571 holders of record of the Company's Common Stock.

Dividends

         The Company has not declared any dividends on its Common Stock during the last two fiscal years. There are no restrictions that limit the Company's ability to pay dividends, other than those generally imposed by applicable state law. The future payment of dividends, if any, on the Common Stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. The Company does not anticipate the payment of future dividends.

CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS

         The Company has not had a change of accountants in the preceding two fiscal years.

LEGAL PROCEEDINGS

         The Company is not currently a party to any pending legal proceedings.

FINANCIAL AND OTHER INFORMATION

         The Company's audited financial statements for fiscal year ended December 31, 1995, unaudited financial statements for fiscal quarter ended September 30, 1996, pro forma financial statements for proposed merger with InterConnect West, Inc. and audited financial statements of InterConnect West, Inc. for fiscal year ended December 31, 1995 are attached as Appendices B-D to the Information Statement.

UNDERTAKING REGARDING FORM 10-KSB

         The Company hereby undertakes to provide without charge to each person receiving this Information Statement and Annual Report, on the written request of such person, a copy of its latest annual report on Form 10-KSB including the financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Act. This written request should be addressed to Mark Tolman at the Company's headquarters at 470 East 3900 South, Suite 205, Salt Lake City, Utah 84107.

                                   APPENDIX B


                         TO THE INFORMATION STATEMENT OF

                        EUROTRONICS HOLDINGS INCORPORATED


        AUDITED FINANCIAL STATEMENTS OF EUROTRONICS HOLDINGS INCORPORATED
                     FOR FISCAL YEAR ENDED DECEMBER 31, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of Eurotronics Holdings, Inc. (formerly
Hamilton Exploration Co., Inc.)
Salt Lake City, Utah


We have audited the balance sheet of Eurotronics Holdings, Inc. (a development stage company) as of December 31, 1995 and the related statements of operations, changes in stockholders' equity, and cash flows from the date of inception (January 7, 1982) through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hamilton Exploration Co., Inc. as of December 31, 1995 and the results of its operations, its changes in stockholders' equity and its cash flows from the date of inception (January 7,
1982) through December 31, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, since its inception (January 7, 1982), the Company has been in the development stage and has suffered recurring losses from operations, raising substantial doubt about its ability to continue as a going concern. The long term continuation of the Company as a going concern is dependent upon the Company's ability to obtain additional capital. The financial statements do not include any adjustments that might result if the Company is unable to obtain additional capital.



/s/ Anderson, Anderson & Strong
--------------------------------
Anderson, Anderson & Strong

June 24, 1996
Salt Lake City, Utah

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                                  BALANCE SHEET
                                December 31, 1995

                                     ASSETS

CURRENT ASSETS
  Cash ......................................................           $  6,056
                                                                        --------
   Total current assets .....................................              6,056

OTHER ASSETS
  Investments - securities (Note 6) .........................            169,812
                                                                        --------
                                                                        $175,868
                                                                        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accrued expenses ........................................           $  52,089
                                                                      ---------
    Total Current Liabilities .............................              52,089
                                                                      ---------
STOCKHOLDERS' EQUITY (Note 1):
  Common stock, $.0001 par value;
   Authorized, 200,000,000 shares;
   Issued, 4,420,336 shares at
   at December 31, 1995 ...................................                 442
  Additional paid-in capital ..............................             884,734
  Deficit accumulated during
    development stage .....................................            (761,397)
                                                                      ---------
                                                                        123,779
                                                                      ---------
                                                                      $ 175,868
                                                                      =========


              The accompanying notes are an integral part of these
                              financial statements

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1995 and 1994
    Period From Date Of Inception (January 7, 1982) Through December 31, 1995


                                                               Inception
                                                                Through
                                                                Dec. 31,
                                         1995        1994         1995

Revenue:
  Interest income ................   $    --      $    --     $  61,208
                                      ---------   ---------    ---------
                                          --          --         61,208
                                      ---------   ---------    ---------
Expenses:
  Investigation, evaluation and
   exploration of prospective
   mineral properties ............        --           --       424,416
  General and administrative .....     321,124         --       399,616
  Amortization and depreciation ..        --           --         1,000
                                      ---------   ---------    ---------
                                        321,124        --        825,032
                                      ---------   ---------    ---------
Net loss before taxes and
  extraordinary item .............     (321,124)       --       (763,824)
  Tax expense ....................        --           --           183
                                      ---------   ---------    ---------
Loss before extraordinary item ...    (321,124)        --      (764,007)
  Extraordinary item - debt
  settlement (note 7) ............       2,610         --         2,610
                                      ---------   ---------    ---------
NET LOSS .........................   $(318,514)   $    --     $(761,397)
                                      =========   =========    =========
NET INCOME (LOSS) PER COMMON SHARE
  Loss before extraordinary item      $    (.70)   $    --
  Extraordinary item .............          .01         --
                                      ---------    ---------
TOTAL ............................    $    (.69)   $    --
                                      =========    =========
Weighted average number of shares
 outstanding .....................     461,825       54,412
                                      =========    =========

    The accompanying notes are an integral part of these financial statements

                                                     EUROTRONICS HOLDINGS, INC.
                                                    (A Development Stage Company)
                                               Formerly Hamilton Exploration Co., Inc.
                                            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                              Period From Date of Inception (January 7, 1982) Through December 31, 1995


                                                                                                Additional
                                                                 Common Stock    Common Stock     Paid-in    Accumulated
                                                                    Shares         Amount         Capital       Deficit

Issuance of common stock to incorporators
 for cash - 1982 ...........................................    15,000,000    $     1,500   $    28,500   $      --
Change in number of shares issued to .......................          --             --            --            --
 incorporators and price per share - 1983 ..................     2,142,857            214      (   214)          --
Issuance of common stock for cash - 1983 ...................    14,285,715          1,429        23,571          --
Public stock offering for cash, net of $111,627
 in underwriting expenses - 1984 ...........................    49,500,000          4,950       378,423          --
Sale of warrants (no warrants exercised - expired 1989) ....          --             --             100          --
Net loss for the period from date of inception
 (January 7, 1982) through December 31, 1993 ...............          --             --            --      ( 442,883)
                                                               -----------   -----------   -----------    -----------
Balance December 31, 1993 ..................................    80,928,572          8,093       430,380     (442,883)
                                                               -----------   -----------   -----------    -----------
Results of operations year ended December 31, 1994 .........          --             --            --            --
                                                               -----------   -----------   -----------    -----------
Balance December 31, 1994 ..................................    80,928,572          8,093       430,380    ( 442,883)
                                                                -----------   -----------   -----------    -----------
Reverse stock split 1 for 1,500 ............................   (80,874,160)   (     8,088)        8,088           --
Issuance of shares for no determinable
 consideration - May, 1995 .................................        76,667              8     (     8)           --
Issuance of shares for cash - July, 1995 ...................       172,500             17        17,233          --
Issuance of shares for services - July, 1995 ...............        10,000              1           999          --
Issuance of shares for debt - July, 1995 (note 7) ..........       226,500             23        22,627          --
Isuance of shares for cash - November, 1995 ................       510,000             51        50,949          --
Issuance of shares for services - November, 1995 ...........       112,000             11        11,189          --
Issuance of shares for cash - December, 1995 ...............       222,222             22        39,978          --
Issuance of shares for services - December, 1995 ...........     1,337,921            134       133,658          --
Issuance of shares for assets - December, 1995 .............     1,698,114            170       169,641          --
Results of operations year ended December 31, 1995 .........          --             --            --        (318,514)
                                                                -----------   -----------   -----------    -----------
Balance December 31, 1995 ..................................     4,420,336    $       442   $   884,734   $  (761,397)
                                                                ===========   ===========   ===========    ===========


                               The Accompany notes are an integral part of these financial statements

                                                     EUROTRONICS HOLDINGS, INC.
                                                    (A Development Stage Company)
                                               Formerly Hamilton Exploration Co., Inc.
                                                      STATEMENTS OF CASH FLOWS
                                               Years Ended December 31, 1995 and 1994
                              Period From Date Of Inception (January 7, 1982) Through December 31, 1995

                                                                                                                         Inception
                                                                                                                           Through
                                                                                                                          Dec. 31,
                                                                              1995                         1994             1995
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net (Loss) ....................................................         $(318,514)                   $    --            $(761,397)
                                                                                                       ---------          ---------
  Adjustments to reconcile net (loss) to net cash
  used by operating activities:

     Increase (decrease) in accrued liabilities .................            47,679                         --               52,089
     Services paid with common stock ............................           145,992                         --              145,992
     Common stock issued for debt ...............................            22,650                         --               22,650
                                                                                                       ---------          ---------
     Total adjustments ..........................................           216,321                         --              220,731
                                                                                                       ---------          ---------
  Net cash (used) by operating activities .......................          (102,193)                        --            ( 540,666)
                                                                           ----------                  ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Capital contributions by incorporators ........................              --                           --               55,000
  Proceeds from public stock offering ...........................              --                           --              383,473
  Issuance of common stock for cash .............................           108,249                         --              108,249
                                                                                                       ---------          ---------
  Net cash provided by financing activities .....................           108,249                         --              546,722
                                                                                                       ---------          ---------

Net increase in cash ............................................             6,056                         --                6,056

Cash, beginning .................................................              --                           --                 --
                                                                                                       ---------          ---------
Cash, ending ....................................................         $   6,056                    $    --            $   6,056
                                                                            ===========                =========          =========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
  Issuance of common stock for services .........................         $ 145,992                    $    --            $ 145,992
                                                                                                       =========          =========
  Issuance of common stock for debt .............................         $  22,650                    $    --            $  22,650
                                                                                                       =========          =========
  Issuance of common stock for investments ......................         $ 169,812                    $    --            $ 169,812
                                                                                                       =========          =========

                              The accompanying notes are an integral part of these financial statements

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS
                        As of December 31, 1995 and 1994


1.  BUSINESS ACTIVITY

     The Company was incorporated as a Utah corporation on January 7, 1982 for the primary purpose of investigating and evaluating prospective mineral properties for possible acquisition. On January 27, 1982, the Company sold 15,000,000 shares of its $.001 par value common stock for investment purposes to two corporations and four individuals at $.002 per share for a total of $30,000. On July 27, 1983, the Company adjusted the number of shares issued to reflect a purchase price of $.00175 per share instead of $.002 per share. On August 5, 1983, the Company sold an additional 14,285,714 shares at $.00175 to two affiliated corporations and two individuals for $25,000. During 1984, the Company sold 49,500,000 shares of its common stock to the public at $.01 per share and received net proceeds of $383,373. On May 22, 1995 the Company adopted a 1,500 to 1 reverse stock split. On May 23, 1995 the Company issued 76,667 shares of common stock for services of undetermined value. Also during 1995 an additional 4,289,257 shares were issued: 904,722 for cash, 1,459,921 for services, 226,500 for debt, and 1,698,114 for other assets.

     On December 20, 1995 the Company approved an Agreement and Plan of Exchange between the Company, Eurotronics International Incorporated (EII) and EII's shareholders. The agreement stipulated that the Company issue and exchange shares of its common stock for all of the issued and outstanding shares of the common stock of EII. On May 8, 1996, the Company, EII and EII,s shareholders executed a rescission of the agreement. The rescission was made effective as of the date of the original agreement, December 20, 1995. Pursuant to the agreement, all shares of stock previously issued were returned, and all parties agreed to hold one another harmless. Consistent with the effective date of the rescission, this transaction has been considered void from its inception and, therefore, is not reflected in the financial statements.

     The Company's unpatented mining claims and mineral leases which were acquired in 1987 have been lost because the Company had insufficient capital to pay the mineral lease requirements and to perform the required minimum assessment work. Between 1987 and April, 1994, the Company's activity was largely restricted to maintaining its corporate legal status. The Company's current business plan is to merge with or acquire another business entity.

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        As of December 31, 1995 and 1994

2.  GOING CONCERN

     The Company is in the development stage and has suffered recurring losses since inception. Its continuation as a going concern will ultimately depend on obtaining additional capital. The Company believes it can sustain its existence for the next twelve months.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization Costs

     Organization costs were capitalized and amortized over 60-month period on a straight-line basis.

Exploration Expenses

     Exploration expenditures were charged to expense as incurred. No mineral reserves feasible for development were discovered.

Income (Loss) Per Share

     The computation of income (loss) per common share is based on the average number of shares outstanding during the period. A reverse stock split in May, 1995 is considered to have occurred retroactively for all periods shown in statements of operations.

4. INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle is immaterial. At December 31, 1995 the Company had a net operating loss ("NOL") carryforward for United States income tax purposes of approximately $760,000. The NOL carryforward expires in increments beginning in 1999. The Company's ability to utilize its net NOL carryforward is subject to the realization of taxable income in future years, and under certain circumstances, the Tax Reform Act of 1986 restricts a corporation's use of its NOL carryforward. Furthermore, due to the Company's issuance of additional stock in 1995, the use of its NOL carryforward could be substantially limited. The Company believes that there is at least a 50% chance that the carryforward will expire unused, therefore, no tax benefit has been reported in the financial statements.

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        As of December 31, 1995 and 1994

5. RELATED PARTY TRANSACTIONS

     On June 29, 1995 the Company entered into a consulting agreement with Canton Financial Services Corporation (CFS). At the time the consulting agreement was executed, Richard Surber was the sole officer and sole director of CFSC and also a director and vice president of the Company. On April 1, 1996 the Company executed a new consulting agreement with CFSC which replaced the previous one. Mr. Surber is no longer associated with the Company as an officer or director. During 1995 the Company issued a total of 112,000 shares of its common stock to CFS for services rendered in the amount of $11,200. The Company also issued 185,600 shares to Richard Surber to satisfy a debt owed to CFS for services rendered in the amount of $18,560, and 333,000 shares for services rendered in the amount of $33,300.

     During 1995 the Company issued 141,900 shares of its common stock to Ken Kurtz, the former president of the Company, for services rendered in the amount of $14,190. The Company also issued 83,792 shares to Parkstreet Investments for services relating to the Eurotronics International acquisition in the amount of $8,379. Mr. Kurtz is president of Parkstreet Investments.

     In December of 1995, the Company executed several stock exchange and stock purchase agreements with companies which are under common control. All shares of stock issued pursuant to these agreements are restricted as regulated by Rule 144 under the Securities Act. The stock exchange and purchase agreements were executed between the Company and: BRIA Communications, OMAP Holdings Incorporated, and Tianrong Building Material Holdings, Ltd. At the time of the of the exchanges, the Company's president was also an officer and director of each of the other three corporations.

6. INVESTMENTS

         Investment securities consist of the following at December 31, 1995:

              Company                                  Amount

         OMAP                                         $ 56,604
         Tianrong                                       56,604
         BRIA Communications                            56,604

                                                      $169,812

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                    NOTES TO FINANCIAL STATEMENTS - Continued
                        As of December 31, 1995 and 1994

6. INVESTEMENTS - continued

     Investments in equity securities that have readily determinable fair values are stated at their market value in accordance with Financial Accounting Standards ("FAS") No. 115. None of the above securities meets the specified requirements of FAS No. 115 because they are restricted under Rule 144 of the Securities Act. Valuation of other equity security investments are based on acquisition costs. Markdowns are made to reflect significant impairment in values.

7. DEBT SETTLEMENT

     During 1995, the Company settled a debt with its transfer agent for cash, resulting in a gain of $2,610. Also during 1995, the Company settled other debt through the issuance of equity shares with no gain or loss, since the value of shares issued was considered to be equal to the amount of the debt.

8. SUBSEQUENT EVENTS

     Refer to Note 1. for a discussion of the rescinded transaction with Eurotronics International Incorporated and its shareholders.

                                   APPENDIX C


                        TO THE INFORMATION STATEMENT OF

                       EUROTRONICS HOLDINGS INCORPORATED


       UNAUDITED FINANCIAL STATEMENTS FOR EUROTRONICS HOLDING INCORPORATED
                  FOR FISCAL QUARTER ENDED SEPTEMBER 30, 1996
                      AND PROFORMA FINANCIAL STATEMENT FOR
                  PROPOSED MERGER WITH INTERCONNECT WEST, INC.

ITEM 1.  FINANCIAL STATEMENTS

INDEX TO  FINANCIAL STATEMENTS                                             PAGE

Balance Sheets...............................................................F-1

Statements of Operations.....................................................F-2

Statements of Stockholders' Equity...........................................F-3

Statements of Cash Flows.....................................................F-4

Notes to Financial Statements................................................F-5

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                                  Balance Sheet
              September 30, 1996 (Unaudited) and December 31, 1995

                                                      September 30   December 31
                                                           1996          1995
                                                        ----------- -----------
ASSETS
Current Assets
   Cash ......................................         $      0         $  6,056

Total Current Assets .........................                0            6,056
Other Assets
   Investment - securities ...................                0          169,812

TOTAL ASSETS .................................         $      0         $175,868
                                                       ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Accrued expenses ...........................        $   1,842      $  52,089

Total Current Liabilites ......................            1,842         52,089
                                                       ---------       --------
Shareholders' Equity
  Common stock par value $.0001; 200,000,000
    shares authorized; 4,420,336 and 4,420,336
    shares issued .............................               442          442
   Additional paid-in capital .................           884,734      884,734
   Deficit accumulated during development stage          (887,018)    (761,397)
                                                         ---------    --------
Total Shareholders' Equity ....................           (1,842)      123,779
                                                         ---------     --------

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY ..........................       $       0    $   175, 868
                                                          =========    ========
                       See notes to financial statements.
                                      F-1

                                                     EUROTRONICS HOLDINGS, INC.
                                                    (A Development Stage Company)
                                               Formerly Hamilton Exploration Co., Inc.
                                                      STATEMENTS OF OPERATIONS
                          For The Three Months Ended September 30, 1996 and September 30, 1995 (Unaudited)
                           For The Nine Months Ended September 30, 1996 and September 30, 1995 (Unaudited)
                                    Period From Date of Inception (January 7, 1982) Through September 30, 1996 (Unaudited)

                                                                                                                         Inception
                                                              Three           Three          Nine           Nine          Through
                                                              Months          Months         Months         Months     September 30,
                                                               1996           1995            1995           1995            1996
                                                           ----------      -----------     --------    -----------        ----------
Revenue:
     Debt settlement ....................................   $      --      $      --      $      --      $     2,610    $     2,610
     Interest Income ....................................          --             --             --             --           61,208
                                                          -----------      -----------    -----------    -----------    -----------
                                                                                                               2,610         63,818
Expenses:
     Investigation, evaluation and exploration of
         prospective mineral properties .................          --             --             --             --          424,416
     General and administrative .........................        89,718         53,389         97,320         87,557        433,484
     Amortization and depreciation ......................          --             --             --             --            1,000
     Loss on investment securities ......................        28,301           --           28,301           --           28,301
                                                            -----------      -----------  -----------    -----------    -----------
                                                                118,019         53,389        125,621         87,557        887,201
                                                            -----------      -----------  -----------    -----------    -----------
Income (Loss) before income taxes .......................      (118,019)       (53,389)      (125,621)       (84,947)      (887,201)
     Income taxes .......................................          --             --             --             --              183
                                                            -----------      -----------  -----------    -----------    -----------
NET INCOME (LOSS) .......................................   $  (118,019)   $   (53,389)   $  (125,621)   $   (84,947)      (887,018)
                                                            ============   ============   ============   ===========    ===========

NET INCOME (LOSS) PER COMMON SHARE ......................   $    (0.03)    $     (0.26)   $     (0.03)    $   (0.41)
                                                            ===========    ===========    ===========    ===========
 average number of shares outstanding ...................     4,420,336        206,752      4,420,336        206,752
                                                            ===========    ===========    ===========    ===========

                                                 See notes to financial statements.

                                                                F-2

                                                     EUROTRONICS HOLDINGS, INC.
                                                    (A Development Stage Company)
                                               Formerly Hamilton Exploration Co., Inc.
                                                  STATEMENTS OF STOCKHOLDER' EQUITY
                       Period From Date of Inception ( January 7, 1982) Through September 30, 1996 (Unaudited)

                                                                                    Additional
                                                              Common Stock          Common Stock          Paid-In        Accumulated
                                                                 Shares                Amount             Capital          Deficit
Issuance of common stock to incorporators
  for cash - 1992 ......................................        15,000,000        $     1,500        $    28,500               --
Change in number of shares issued to
  incorporators and price per share - 1983 .............         2,142,857                214               (214)              --
Issuance of common stock fr cash - 1983 ................        14,285,715              1,429             23,571               --
Public stock offering for cash, net of $111,627
  in underwriting expenses - 1984 ......................        49,500,000              4,950            378,423               --
Sale of warrants .......................................              --                 --                  100               --
Net loss for the period from date of inception
  (January 7, 1982) through December 31, 1992 ..........              --                 --                 --             (442,883)


Balance December 31, 1992 ..............................        80,928,572              8,093            430,830           (442,883)
                                                               -----------        -----------        -----------        -----------

Results of operations year ended Dec 31, 1993 ..........              --                 --                 --
                                                               -----------        -----------        -----------        -----------

Balance December 31, 1993 ..............................        80,928,572              8,093            430,830           (442,883)
                                                               -----------        -----------        -----------        -----------

Results of operations year ended Dec 31, 1994 ..........              --                 --                 --                 --
                                                              -----------         ----------         ----------         -----------

Balance December 31, 1994 ..............................        80,928,572              8,093            430,830           (442,883)
                                                               -----------        ----------          ----------         -----------

Reverse stock split, 80, 928, 572 to 54,412 ............       (80,874,160)            (8,088)             8,088               --
Issuance of shares for no determinable
  consideration - May 1995 .............................            76,667                  8                 (8)              --
Issuance of shares for cash - July 1995 ................           172,500                 17             17,233               --
Issuance of shares for services - July 1995 ............            10,000                  1                999               --
Issuance of shares for debt - July 1995 ................           226,500                 23             22,627               --
Issuance of shares for cash - November 1995 ............           510,000                 51             50,949               --
Issuance of shares for services - November 1995 ........           112,000                 11             11,189               --
Issuance of shares for cash - December 1995 ............           222,222                 22             39,978               --
Issuance of shares for services - December 1995 ........         1,337,921                134            133,658               --
Issuance of shares for assets - December 1995 ..........         1,698,114                170            169,641               --
Results of operations year ended Dec 31, 1995 ..........              --                 --                 --             (318,514)
                                                                 -----------       ----------           --------          ---------
Balance December 31, 1995 ..............................         4,420,336        $       442        $   884,734        $  (761,397)
                                                                 -----------       ----------          ---------           --------
Results of operations nine months ended
   September 30, 1996 ..................................              --                 --                 --             (125,621)

Balance September 30, 1996 .............................         4,420,336        $       442        $   884,734        $  (887,018)
                                                                ==========        ===========        ===========        ===========

                                                 See notes to financial statements.

                                                                F-3

                                                     EUROTRONICS HOLDINGS, INC.
                                                    (A Development Stage Company)
                                               Formerly Hamilton Exploration Co., Inc.
                                                       STATEMENT OF CASH FLOWS
                               Nine Months Ended September 30, 1996 and September 30, 1995 (Unaudited)
                       Period From Date of Inception ( January 7, 1982) Through September 30, 1996 (Unaudited)


                                                                                             Inception
                                                                  Nine          Nine           Through
                                                                 Months        Months         September 30,
                                                                  1996          1995            1996
                                                               ----------    -----------    ----------

CASH FLOWS FROM OPERATING ACTIVITES:

  Net (Loss) ..............................................    $(125,621)    $ (84,947)    $(887,018)

  Adjustments to reconcle net (loss) to net cash used by operating activities:

      Increase (decrease) in accrued liabilities ..........      (50,247)       44,074         1,842
      Services paid with common stock .....................         --          23,650       145,992
      Common stock issued for debt ........................         --            --          22,650
      Permanent decline in investments ....................       28,301          --          28,301
      Decrease in assets:
      Investments .........................................      141,511          --         141,511


                                                                --------       --------      --------
Total Adjustments .........................................      119,565        67,724       340,296
                                                                ---------      ---------    ---------

  Net cash (used) by operating activities .................       (6,056)      (17,223)     (546,722)
                                                                ---------      ----------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Capital contributions by incorporators ..................         --            --          55,000
  Proceeds from public stock offering .....................         --            --         383,473
  Issuance of common stock for cash .......................         --          17,250       108,249
                                                                 ----------    ---------     --------
  Net cash provided by financing activities ...............         --          17,250       546,722
                                                                  ---------    ---------    ---------

  Net increase in cash ....................................       (6,056)           27             0

  Cash, beginning .........................................        6,056             0             0
                                                                  ---------    ---------    ---------

  Cash, ending ............................................    $      0        $    27    $        0
                                                                 ==========    =========   =========

                                                 See notes to financial statements.

                                                                F-4

                           EUROTRONICS HOLDINGS, INC.
                          (A Development Stage Company)
                     Formerly Hamilton Exploration Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 1996

NOTE 1:  Basis of Presentation

The accompanying consolidated unaudited condensed financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and therefore, do not include all information and footnotes required by generally accepted accounting principles and should therefore be read in conjunction with the Company's Annual Report to Shareholders on Form 10-KSB for fiscal year ended December 31, 1995.

In management's opinion, the accompanying consolidated unaudited condensed financial statements contain all adjustments, consisting of normal recurring adjustments necessary for a fair statement of the results for the interim periods presented. The interim operation results are not necessarily indicative of the results for the fiscal year ending December 31, 1996.

NOTE 2:  Debt Settlement

Effective  July 16,  1996,  the  Company  settled  all prior  fees due to Canton
Financial Services Corporation ("CFS") in connection with its consulting agreement by transferring the Companys's investment securities to CFS. This transaction eliminated all of the Company's liabilites at the time and left the Company with no assets.

NOTE 3:  Proposed Acquisition of InterConnect West, Inc.

On July 16, 1996, the Company executed an Agreement for Exchange of Stock with InterConnect West, Inc., a Utah corporation ("ICW"), and Mark Tolman who prior to the Agreement owned 100% of the outstanding stock of ICW. The Agreement was made effective July 31, 1996. On February 11, 1997, the Company executed an Amended Agreement for the Exchange of Stock ("Agreement") which superceded the July 16, 1996 agreement between the parties. Under this Agreement, the Company will acquire all outstanding shares of ICW, making ICW the Company's wholly-owned subsidiary. The Agreement is subject to the approval of a majority of the Company's shareholders and is not yet effective. All references to common stock mentioned in this paragraph account for a 1 for 2 reverse stock split, which is to be effected by Eurotronics at or before closing of theAgreement.

Under the Agreement the common stock of ICW (1,000 shares with a par value of $1.00) will be transferred to the Company and the Company will issue 2,300,000 shares of its common stock to Mark Tolman. In addition, 316,620 shares of common stock will be issued to CFS for services rendered to the Company in connection with the Agreement. CFS is also due a payment of $100,000 cash payment within 90 days of the execution of the Agreement. Also, 15,000 shares of common stock will be issued to James Titlon, the Company's former president and director for services rendered in the negotiation of the Agreement.

NOTE 4:  Pro forma Statements

For financial accounting purposes the proposed acquisition of ICW (see note 3) will be treated as a reverse acquisition and ICW will be treated as acquiring the Company. Pro forma statements presented herein are those of ICW and the limited assets and liabilities of Eurotronics have been recorded under the purchase method of accounting at their historical costs. The pro forma statements include the operations of ICW for all periods presented with the operations of Eurotronics included from the date of recapitalization. The operations of Eurotronics were immaterial prior to the recapitalization.

                        Pro Forma Combined Balance Sheet
                    September 30, 1996 and December 31, 1995


                                                     September 30,  December 31,
                                                           1996          1995
                                                        ---------    -----------
ASSETS
Current Assets
      Cash ...........................................   $  21,272    $  17,782
      Accounts Receivable ............................      89,375       17,770
                                                         ---------    ---------
      Total Current Assets ...........................     110,647       35,552

Equipment, net depreciation ..........................      37,317       23,638

TOTAL ASSETS .........................................   $ 147,964    $  59,190
                                                         =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
      Accounts Payable ...............................   $  22,074    $   4,822
      Accrued Expenses ...............................   $ 106,842    $  21,629
      Current portion of long-term debt ..............        --          4,284
                                                         ---------    ---------
      Total Current Liabilities ......................     128,916       30,735

Long Term Debt .......................................      30,000       25,716

                                                         ---------    ---------
TOTAL LIABILITIES ....................................     158,916       56,451

STOCKHOLDERS' EQUITY:
      Common stock, $.0001 par value;
      Authorized, 200,000,000 shares;
      Issued, 4,841,788 shares at September 30, 1996 .         484        1,000
      Additional paid-in capital .....................       7,401        3,764
      Accumulated Deficit ............................     (18,353)      (2,025)
                                                         ---------    ---------
TOTAL STOCKHOLDERS' EQUITY ...........................     (10,952)       2,739

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........   $ 147,964    $  59,190
                                                         =========    =========


                                             Pro Forma Combined Statement of Operations
                                For The Three Months Ended September 30, 1996 and September 30, 1995
                                 For the Nine Months Ended September 30, 1996 and September 30, 1995


                                                                 Three              Three               Nine               Nine
                                                                 Months             Months             Months             Months
                                                                  1996               1995               1996               1995
                                                           ---------------    ---------------    ---------------    ---------------

Revenue ..............................................        $    84,560         $    63,020        $   253,762         $    81,999
Cost of Revenue ......................................        $    29,165         $    31,133        $    99,713         $    46,568
                                                                                                     -----------         -----------
Gross Profit .........................................             55,395              31,887            154,049              35,431

Expenses:
      General and administrative .....................            124,760              22,029            166,739              32,312
      Amortization and depreciation ..................              1,213                --                3,638                --
                                                              -----------         -----------        -----------         -----------
                                                                  125,973              22,029            170,377              32,312
                                                              -----------         -----------        -----------         -----------
Income (Loss) before income taxes: ...................            (70,578)              9,858            (16,328)              3,119
      Income taxes ...................................               --                  --                 --                  --
                                                              -----------         -----------        -----------         -----------
NET INCOME (LOSS) ....................................        $   (70,578)        $     9,858        $   (16,328)        $     3,119
                                                              ===========         ===========        ===========         ===========

NET INCOME (LOSS) PER COMMON SHARE ...................        $      --           $      --          $      --           $      --
                                                              ===========         ===========        ===========         ===========

Weighted average number of shares
outstanding ..........................................          4,841,788           4,841,788          4,841,788           4,841,788
                                                              ===========         ===========        ===========         ===========

                                                                F-7

NOTE 6:  Additional footnotes included by reference

Except as indicated in the footnotes above there has been no other material change in the information disclosed in the notes to the financial statements included in the Company Annual Report on Form 10-KSB for the year ended December 31, 1995. Therefore those footnotes are included herein by reference.

                                   APPENDIX D


                        TO THE INFORMATION STATEMENT OF

                       EUROTRONICS HOLDINGS INCORPORATED


            AUDITED FINANCIAL STATEMENTS OF INTERCONNECT WEST, INC.
                    FOR FISCAL YEAR ENDED DECEMBER 31, 1995

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders and Board of Directors of InterConnect West, Inc.
Salt Lake City, Utah


We have audited the accompanying balance sheet of InterConnect West, Inc. (an S Corporation), as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the period April 21, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterConnect West, Inc. (an S Corporation) as of December 31, 1995, and the results of its operations and cash flows for the period April 21, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.



/s/Andersen, Andersen & Strong
-----------------------------
October 31, 1996
Salt Lake City, Utah

                             INTERCONNECT WEST, INC.
                                  BALANCE SHEET
                                December 31, 1995


ASSETS

CURRENT ASSETS

   Cash and cash equivalents ...................................         $17,782
   Accounts receivable, net of allowance
      for doubtful accounts of $5,357 ..........................          17,770

         Total Current Assets ..................................          35,552

PROPERTY AND EQUIPMENT, at cost, net
   of accumulated depreciation (Notes 2 and 3) .................          23,638

                                                                         $59,190

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable ................................................   $  4,822
   Accrued expenses ................................................     21,629
   Current portion of long-term debt (Note 4) ......................      4,284

      Total Current Liabilities ....................................     30,735

LONG-TERM DEBT (Note 4) ............................................     25,716

COMMITMENTS AND CONTINGENCIES
   (Notes 6, 7 and 8) ..............................................       --

STOCKHOLDERS' EQUITY

   Common stock, $1,00 par value; authorized
   1,000,000 shares; issued and outstanding 1,000 shares (Note 5) ..      1,000
   Additional paid-in capital (Note 5) .............................      3,764
   Retained deficit ................................................     (2,025)

      Total Stockholders' Equity ...................................      2,739

                                                                       $ 59,190

   The accompanying notes are an integral part of these financial statements.

                             INTERCONNECT WEST, INC.
                             STATEMENT OF OPERATIONS
     For the Period April 21, 1995 (Date of Inception) to December 31, 1995


REVENUES

   Advertising income .........................................       $ 103,854
   Consulting income ..........................................          22,419
   Graphics design income .....................................          19,944
   Other income ...............................................             196

      Total Revenues ..........................................         146,413

COST OF SALES .................................................          80,613

GROSS PROFIT ..................................................          65,800

GENERAL AND ADMINISTRATIVE EXPENSES

   Auto expense ...............................................           3,760
   Bad debt expense ...........................................           5,357
   Depreciation ...............................................           4,882
   Insurance ..................................................             732
   Interest ...................................................           3,685
   Meals and entertainment ....................................           1,253
   Other 3,765
   Office supplies ............................................           2,985
   Professional ...............................................           2,204
   Rent .......................................................           6,951
   Recruiting expense .........................................           6,287
   Telephone ..................................................          17,255
   Wages and employee benefits ................................           8,709

      Total General and Administrative Expenses ...............          67,825

       Net loss ...............................................       $  (2,025)

      Loss per share (Note 2) .................................       $   (2.03)

      Weighted average number of shares outstanding ...........           1,000

   The accompanying notes are an integral part of these financial statements.

                             INTERCONNECT WEST, INC.
                             STATEMENT OF CASH FLOWS
     For the Period April 21, 1995 (Date of Inception) to December 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:

   Net loss ........................................................   $ (2,025)
   Adjustments to reconcile net loss to cash provided
      by operating activities:
      Depreciation .................................................      4,882
      Bad debt expense .............................................      5,357
   Changes in operating assets and liabilities:
      Accounts receivable ..........................................    (23,127)
      Accounts payable .............................................      4,822
      Accrued expenses .............................................     21,629

         Net Cash Provided by Operating Activities .................     11,538

CASH FLOWS FROM INVESTING ACTIVITIES:

   Acquisition of property and equipment - net .....................    (23,756)

         Net Cash Used in Investing Activities .....................    (23,756)

CASH FLOWS FROM FINANCING ACTIVITIES:

   Issuance of long-term debt ......................................     30,000

         Net Cash Provided by Financing Activities .................     30,000

   Net increase in cash and cash equivalents .......................     17,782
   Cash and cash equivalents at beginning of period ................       --

         Cash and Cash Equivalents at End of Period ................   $ 17,782

SUPPLEMENTAL SCHEDULE OF NON-CASH
   INVESTING AND FINANCING ACTIVITIES

      Transfer of assets and assumption of liabilities
         in exchange for 1,000 shares of common stock (See Note 5) .   $  4,764

   The accompanying notes are an integral part of these financial statements.

                             INTERCONNECT WEST, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
     For the Period April 21, 1995 (Date of Inception) to December 31, 1995


                                                     Additional
                                      Common Stock    Paid-in  Retained
                                     Shares Amount    Capital   Deficit    Total
Issuance of common shares
   for assets and the assumption
   of liabilities ($4.76 per share)
   (Note 5) .....................    1,000  $ 1,000  $ 3,764  $  --     $ 4,764
Net loss for the period April 21,
   1995 (date of inception) to
   December 31, 1995 ............     --       --       --     (2,025)   (2,025)

Balance at December 31, 1995 ....    1,000  $ 1,000  $ 3,764  $(2,025)  $ 2,739

   The accompanying notes are an integral part of these financial statements.

                             INTERCONNECT WEST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1995



1. ORGANIZATION AND BUSINESS ACTIVITY

Interconnect West, Inc. (the Company) was organized under the laws of the State of Utah on April 21, 1995. The Company provides Internet marketing services including the graphic design of web sites, consulting and Internet connection services. The Company also sells store front sites in an on-line mall displayed on the world wide web designed and operated by the Company called Access Market Square.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with original maturities of less than three months to be cash equivalents.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their respective share of the Company's taxable income.

As described in Note 7 to the financial statements, on June 17, 1996, the Company entered into an agreement with Eurotronics Holdings Incorporated (EHI) whereby, the Company would exchange all of its issued and outstanding shares of capital stock for 90% of the issued and outstanding common stock of EHI. As a result, the Company will lose its "S" status classification and will be taxed as a "C" corporation under the Internal Revenue Code.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.

Dividend Policy

The Company anticipates that for the foreseeable future its earnings will be retained for use in its business and no cash dividends will be paid. Declaration and payment of dividends will remain within the discretion of the Company's board of directors and will depend upon the Company's growth , profitability, financial condition and other factors which the board of directors may deem appropriate.

                             INTERCONNECT WEST, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                December 31, 1995

2.   SUMMARY OF SIGNIFICANT ACCOUNTING
      POLICIES (continued)-

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Loss Per Share

The computation of primary loss per share is based on the weighted average number of shares outstanding during the period.

3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 1995:

   Equipment                                      $29,920
     Office furniture                                 969
                                                  --------
                                                    30,889
   Less accumulated depreciation                    (7,251)

                                                    $23,638
                                                    =======

Depreciation expense for the period April 21, 1995 (date of inception) to December 31, 1995 was $4,882.

4.  LONG-TERM DEBT

At December 31, 1995, long-term debt consisted of a note payable to an individual in the amount of $30,000, with interest at 12% per annum. All accrued and unpaid interest shall be paid on the first day of each twelve full calender months following June 1, 1995. Thereafter, the principal amount and accrued and unpaid interest shall be payable in 36 monthly installments of $996, payable on the first day of each calender month beginning on July 1, 1996, and ending on June 1, 1999, on which date all outstanding principal and accrued and unpaid interest will be due and payable. A late charge of 5% of any late payment will be due if payment has not been received within five days of its due date. The note is unsecured.

                             INTERCONNECT WEST, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                December 31, 1995

4.  LONG-TERM DEBT (Continued)

The annual maturities of long-term debt for the next five years are as follows:

        Year ending
        December 31                       Amount

           1996                          $  4,284
           1997                            10,209
           1998                            11,619
           1999                             3,888
           2000                                -

                                           $30,000
                                           =======

5.  COMMON STOCK

On April 21, 1995 (date of inception), the Company's primary stockholder transferred assets and liabilities to the Company in the net amount of $4,764 (valued at the stockholder's basis) in exchange for 1,000 shares of the common stock of the Company.

6.  LEASES

The Company is obligated under one operating lease for rental of office space as follows:

Rental expense for an operating lease for the period April 21, 1995 (date of inception) to December 31, 1995 approximated $7,000. The Company is obligated under the operating lease agreement to pay lease payments of $876 per month for the period January 1, 1996 through June 30, 1996 and $924 per month for the period July 1, 1996 through December 31, 1996. The Company may extend the lease for one additional year by giving the landlord sixty days written notice prior to the expiration of the lease.

                             INTERCONNECT WEST, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                December 31, 1995



6.  LEASES (Continued)

Future minimum lease payments under the noncancellable operating lease as of December 31, 1995 are as follows:

        Year ending
        December 31                                Amount

            1996                                  $10,300
   1997                                                 -
   1998                                                 -
   1999                                                 -
   2000                                                 -

   Total minimum lease payments                   $10,300
                                                  ========

7.  SUBSEQUENT EVENT

On June 17, 1996, the Company entered into an agreement with Eurotronics Holdings Incorporated (EHI) whereby, the Company would exchange all of its issued and outstanding shares of capital stock for 90% of the issued and outstanding common stock of EHI which shall be issued pursuant to Rule 144 under the Securities Act of 1933. From the date of closing, the Company will become a wholly-owned subsidiary of EHI and the name of EHI will be changed to Access Market Square, Inc. Both parties agree to utilize the services of Canton Financial Services Corporation (CFSC) in connection with the Agreement. EHI and the Company agree to issue to James Tilton (the president of EHI) 10% of the then currently issued and outstanding common stock. The total amount of common stock then currently issued and outstanding, including Mr. Tilton's shares, will then be reduced to 2.5% of EHI's issued and outstanding by the issuance of 4000% of the quantity of common stock then issued and outstanding, including 3600% to the Company and 400% to CFSC. CFSC will also receive $100,000 payable at EHI's option in either cash or common stock issued pursuant to Form S-8 under the Securities Act of 1933. CFSC shall also be reimbursed for expenses incurred during and in relation to the furtherance of this transaction.

8. LITIGATION

On February 3, 1995, Milne Jewelry Company asserted through Counsel that the Company infringed its trade dress and copyright in and to its Internet web site by its involvement in a so called "Santa Fe Silver Trading Post" web site. The Company responded by denying the allegations and by taking

                             INTERCONNECT WEST, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)
                                December 31, 1995

8. LITIGATION (Continued)

steps to have the allegedly offending material removed. Counsel for Milne Jewelry Company posted a letter dated February 23, 1995 continuing its allegations. No action has been taken subsequent to that by either party. Counsel for the Company states that no meaningful evaluation as to the range of potential loss resulting from an unfavorable outcome can be made.